Exhibit 21.1
Subsidiaries of KBS Strategic Opportunity REIT II, Inc. as of April 25, 2016

IC Myrtle Beach LLC
IC Myrtle Beach Operations LLC
KBS SOR II 2200 Paseo Verde, LLC
KBS SOR II Acquisition I, LLC
KBS SOR II Acquisition II, LLC
KBS SOR II Acquisition III, LLC
KBS SOR II Acquisition IV, LLC
KBS SOR II Debt Holdings II, LLC
KBS SOR II Debt Holdings II X, LLC
KBS SOR II Finance LLC
KBS SOR II IC Myrtle Beach Operations LLC
KBS SOR II IC Myrtle Beach Property LLC
KBS SOR II Investam LLC
KBS SOR II Lincoln Court, LLC
KBS SOR II Myrtle Beach JV, LLC
KBS SOR II Myrtle Beach TRS JV, LLC
KBS SOR II Non-US Debt X LLC
KBS SOR II Q&C JV, LLC
KBS SOR II Q&C Operations, LLC
KBS SOR II Q&C Operations JV, LLC
KBS SOR II Q&C Property, LLC
KBS SOR II Q&C Property JV, LLC
KBS SOR II Q&C TRS JV, LLC
KBS SOR Non-US Properties II LLC
KBS SOR US Properties II LLC
KBS Strategic Opportunity Limited Partnership II
KBS Strategic Opportunity Holdings II LLC